                                                                    Exhibit 99.1

                      Consolidated Statements of Operations

                                                                          Year ended December 31,
---------------------------------------------------------------------------------------------------------
(in thousands, except per-share amounts)                             2002          2001          2000
---------------------------------------------------------------------------------------------------------
Revenues
  Net sales                                                       $1,042,429    $1,032,610    $1,053,452
  Other income, net                                                    1,554         4,700         9,558
---------------------------------------------------------------------------------------------------------
                                                                   1,043,983     1,037,310     1,063,010
---------------------------------------------------------------------------------------------------------
Cost and Expenses
  Cost of sales                                                    1,009,970     1,047,219       975,966
  Selling, general and administrative expense                         39,420        37,886        44,237
  Product claim costs                                                     --        14,023            --
---------------------------------------------------------------------------------------------------------
                                                                   1,049,390     1,099,128     1,020,203
---------------------------------------------------------------------------------------------------------
  Income (loss) from operations                                       (5,407)      (61,818)       42,807
  Insurance settlement costs                                              --            --        (5,968)
  Interest income                                                        543         3,364         3,869
  Interest expense                                                   (53,800)      (53,594)      (51,511)
  Minority interest                                                   (1,510)        2,247        (5,379)
  Loss on early retirement of debt                                        --        (3,042)           --
---------------------------------------------------------------------------------------------------------
  Loss from continuing operations before income taxes                (60,174)     (112,843)      (16,182)
  Income tax benefit                                                 (24,000)      (33,000)       (6,000)
---------------------------------------------------------------------------------------------------------
  Loss from continuing operations                                    (36,174)      (79,843)      (10,182)
  Discontinued operations, net of income taxes
    of $9.5 million (Note 12)                                        (16,183)           --            --
  Cumulative effect of change in accounting principle (Note 2)      (205,968)           --            --
---------------------------------------------------------------------------------------------------------
Net Loss                                                          $ (258,325)   $  (79,843)   $  (10,182)
=========================================================================================================

Basic and Diluted Loss Per Share:
  Continuing operations                                           $    (0.48)   $    (1.06)   $    (0.14)
  Discontinued operations                                              (0.22)           --            --
  Cumulative effect of change in accounting principle                  (2.73)           --            --
---------------------------------------------------------------------------------------------------------
Net Loss Per Share                                                $    (3.43)   $    (1.06)   $    (0.14)
=========================================================================================================

        See accompanying Notes to the Consolidated Financial Statements.

                      Consolidated Statements of Cash Flows

                                                                                Year ended December 31,
-------------------------------------------------------------------------------------------------------------------
(in thousands)                                                       2002                2001             2000
-------------------------------------------------------------------------------------------------------------------
Operating Activities
Net loss                                                        $(258,325)          $ (79,843)        $(10,182)
Adjustments to reconcile net loss to net cash flows
  from operating activities:
   Loss from discontinued operations                               16,183                 ---              ---
   Cumulative effect of change in accounting principle            205,968                 ---              ---
   Loss on early retirement of debt                                   ---               3,042              ---
   Depreciation and amortization                                  105,856             130,772          125,630
   Deferred income taxes                                          (29,246)            (32,533)           1,881
   Minority interest in earnings (loss)                             1,510              (2,247)           5,379
Change in current assets and liabilities:
   Accounts receivable                                              2,929               4,184           (7,644)
   Inventories                                                     24,263             (10,635)          28,388
   Other current assets                                             9,567             (20,808)          13,981
   Accounts payable                                                17,461              13,366          (22,978)
   Accrued and other liabilities                                   52,931             (20,790)          11,078
Other                                                              (2,861)               (354)          (1,975)
-------------------------------------------------------------------------------------------------------------------
Net Cash Flows From Operating Activities                          146,236             (15,846)         143,558
-------------------------------------------------------------------------------------------------------------------
Investing Activities
   Purchase of property, plant and equipment                      (25,186)            (14,838)         (12,219)
   Plant turnaround costs                                         (24,260)            (30,408)         (21,754)
   Other                                                           (7,203)             18,638            6,063
-------------------------------------------------------------------------------------------------------------------
Net Cash Flows From Investing Activities                          (56,649)            (26,608)         (27,910)
-------------------------------------------------------------------------------------------------------------------
Financing Activities
   Net short-term debt repayments                                     ---                 ---           (6,000)
   Issuance of long-term debt                                         ---             200,000              ---
   Principal payments on long-term debt and capital
     lease obligations                                            (36,101)           (236,752)          (7,107)
   Stock issuance - net                                               608                 180                7
   Distributions to minority interests                             (1,846)             (2,028)          (1,119)
   Repurchase of TNCLP common units                                   ---              (1,671)          (2,414)
   Deferred financing costs                                        (1,173)            (11,442)          (6,697)
-------------------------------------------------------------------------------------------------------------------
Net Cash Flows from Financing Activities                          (38,512)            (51,713)         (23,330)
-------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                               279                (133)            (683)
-------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Short-Term Investments             51,354             (94,300)          91,635
Cash and Short-Term Investments at Beginning of Year                7,125             101,425            9,790
-------------------------------------------------------------------------------------------------------------------
Cash and Short-Term Investments at End of Year                  $  58,479           $   7,125         $101,425
===================================================================================================================
Supplemental disclosure of cash flow information:

Interest Paid                                                   $  54,267           $  50,130         $ 50,851
===================================================================================================================
Income Taxes Received                                           $   5,292           $     288         $ 14,058
===================================================================================================================
Supplemental schedule of non-cash
   investing and financing activities:

Capital Lease Obligations                                       $     292           $     366         $    ---
===================================================================================================================

See accompanying Notes to the Consolidated Financial Statements.

1.     Summary of Significant Accounting Policies

Basis of presentation:

The Consolidated Financial Statements include the accounts of Terra Industries Inc. and all majority owned subsidiaries (Terra). All significant intercompany accounts and transactions have been eliminated. Minority interest in earnings and ownership has been recorded for the percentage of limited partnership common units not owned by Terra Industries Inc. for each respective period presented.

Description of business:

Terra produces nitrogen products for agricultural dealers and industrial users, and methanol for industrial users.

Foreign exchange:

Results of operations for the foreign subsidiaries are translated using average currency exchange rates during the period; assets and liabilities are translated using current rates. Resulting translation adjustments are recorded as foreign currency translation adjustments in accumulated other comprehensive income in stockholders' equity.

Cash and short-term investments:

Terra considers short-term investments with an original maturity of three months or less to be cash equivalents, which are reflected at their approximate fair value.

Inventories:

Inventories are stated at the lower of average cost and estimated net realizable value. The average cost of inventories is determined using the first-in, first-out method.

Property, plant and equipment:

Expenditures for plant and equipment additions, replacements and major improvements are capitalized. Related depreciation is charged to expense on a straight-line basis over estimated useful lives ranging from 15 to 22 years for buildings and 3 to 18 years for plants and equipment. Equipment under capital leases is recorded in property with the corresponding obligations in long-term debt. The amount capitalized is the present value at the beginning of the lease term of the aggregate future minimum lease payments. Maintenance and repair costs are expensed as incurred.

Plant turnaround costs:

Costs related to the periodic scheduled major maintenance of continuous process production facilities (plant turnarounds) are deferred and charged to product costs on a straight-line basis during the period until the next scheduled turnaround, generally two years.

Amortization expense of $24.3 million, $23.3 million and $28.6 million was recorded for the years ended December 31, 2002, 2001 and 2000, respectively.

Debt issuance costs:

The costs related to the issuance of debt are amortized over the life of the debt on a straight-line method, which approximates the effective interest method.

Amortization expense of deferred financing costs of $2.8 million, $3.1 million and $1.2 million was recorded for the years ended December 31, 2002, 2001 and 2000, respectively.

Excess of costs over net assets of acquired businesses:

Terra amortized costs in excess of fair value of net assets of businesses acquired using the straight-line method over periods ranging from 15 to 18 years. Unamortized costs were written off through a charge that was reported as the cumulative effect of accounting change during the 2002 first quarter. See
Note 2 - Cumulative Effect of Change in Accounting Principle.

Impairment of long-lived assets:

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Long-Lived Assets", Terra reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows expected to result from the use of the asset (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the difference between the carrying amount and the fair value of the asset. To date, no such impairment has occurred.

Derivatives and financial instruments:

Terra accounts for derivatives in accordance with SFAS No. 133 "Accounting from Derivative Instruments and Hedging Activities." SFAS No. 133 requires the recognition of derivatives in the balance sheet and the measurement of these instruments at fair value. Changes in the fair value of derivatives are recorded in earnings unless the normal purchase or sale exception applies or hedge accounting is elected.

Terra enters into derivative instruments including futures contracts, swap agreements and purchased options to fix prices for a portion of future natural gas production requirements. Terra has designated, documented and assessed accounting for hedge relationships, which mostly resulted in cash flow hedges that require Terra to record the derivatives assets and liabilities at their fair value on the balance sheet with an offset in other comprehensive income ("OCI"). Hedge ineffectiveness is recorded in earnings. Amounts are removed from other comprehensive income as the underlying transactions occur and realized gains or losses are recorded.

Accumulated other comprehensive (income) loss:

Accumulated other comprehensive loss consisted of the following at December 31:


(in thousands)                                                             2002       2001
-------------------------------------------------------------------------------------------
Foreign currency translation adjustment                                  $38,558    $63,072
Derivatives, net of taxes of ($2,652) and $2,763                          (3,978)     4,512
Minimum pension liability, net of taxes of $17,310 and $7,257             29,088     10,886
-------------------------------------------------------------------------------------------
Total                                                                    $63,668    $78,470
===========================================================================================

Revenue recognition:

Revenue is recognized when title to finished product passes to the customer. Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and trade allowances. Revenues include amounts paid by customers for shipping and handling.

Cost of sales and hedging transactions:

Realized gains and losses from hedging activities and premiums paid for option contracts are deferred and recognized in the month to which the hedged transactions relate (see Note 13 - Derivative Financial Instruments). Costs associated with settlement of natural gas purchase contracts and costs for shipping and handling are included in cost of sales.

Stock-based compensation:

Terra accounts for its employee stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, which utilizes the intrinsic value method. Terra follows the disclosure provisions and accounts for non-employee stock-based compensation in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation."

The pro forma impact on net loss and diluted loss per share of accounting for stock-based compensation using the fair value method required by SFAS 123, "Accounting for Stock-Based Compensation" follows:


(in thousands, except per-share data)              2002                2001                2000
-------------------------------------------------------------------------------------------------
Net loss
  As reported                                   $(258,325)           $(79,843)           $(10,182)
  Pro forma                                      (258,385)            (80,031)            (11,123)
Diluted loss per share
  As reported                                   $   (3.43)           $  (1.06)           $  (0.14)
  Pro forma                                         (3.43)              (1.07)              (0.15)

Per-share results:

Basic earnings per share data are based on the weighted-average number of Common Shares outstanding during the period. Diluted earnings per share data are based on the weighted-average number of Common Shares outstanding and the effect of all dilutive potential common shares including stock options, restricted shares and contingent shares.

Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications:

Certain reclassifications have been made to prior years' financial statements and notes to conform with current year presentation.

Recently issued accounting standards:

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This standard requires Terra to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and is effective for Terra's fiscal year 2003. Terra does not expect the impact, if any, arising from the adoption of this standard to be material to our financial position.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections". SFAS 145 concludes that debt extinguishment used as part of a company's risk management strategy should not be classified as an extraordinary item. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. On adoption of SFAS No. 145, Terra has reclassified an extraordinary loss on early retirement of debt in 2001 to continuing operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This standard requires that Terra recognize a liability for a cost associated with an exit or disposal activity when the liability is incurred rather than recognition of the liability at the date of a commitment to an exit plan and is effective for exit or disposal activities that are initiated after December 31, 2002.

On December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effects of the method used on reported results. This standard was effective for Terra's fiscal year-end 2002.

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45 "Guarantor's Accounting and Disclosure Requirements, Including Indirect Guarantees of Indebtedness of Others". FIN 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. FIN 45 also expands the disclosure to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. The provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for Terra in 2003. Terra believes that FIN 45 will not have a significant impact, if any, to our financial position.

3.   Earnings Per Share

     The following table provides a calculation of Basic and Diluted Loss Per Share.


                                                             2002          2001          2000
                                                          ---------      --------      --------
                                                          (in thousands, except per-share data)
Basic and diluted loss per share computation:
Loss from continuing operations                           $ (36,174)     $(79,843)     $(10,182)
Loss from discontinued operations                           (16,183)          --            --
                                                          ---------      --------      --------
Loss before change in accounting principle                  (52,357)      (79,843)      (10,182)
Cumulative effect of change in accounting principle        (205,968)          --            --
                                                          ---------      --------      --------
Loss applicable to common shareholders                    $(258,325)     $(79,843)     $(10,182)
                                                          =========      ========      ========

Basic and diluted weighted average shares outstanding        75,349        75,118        74,707

Loss per share from continuing operations                 $   (0.48)     $  (1.06)     $  (0.14)
Loss per share from discontinued operations                   (0.22)          --            --
                                                          ---------      --------      --------
Loss per share before change in accounting principle          (0.70)        (1.06)        (0.14)
Cumulative effect of change in accounting principle           (2.73)          --            --
                                                          ---------      --------      --------
Basic and diluted loss per share                          $   (3.43)     $  (1.06)     $  (0.14)
                                                          =========      ========      ========

19.    Income Taxes

Components of the income tax provision (benefit) applicable to continuing operations are as follows:


                                                         2002                 2001                 2000
-----------------------------------------------------------------------------------------------------------
                                                            (in thousands)
Current:
       Federal                                         $(28,863)           $ (34,596)            $(21,451)
       Foreign                                              218                  (52)                 215
       State                                             (5,227)              (5,447)              (1,592)
-----------------------------------------------------------------------------------------------------------
                                                        (33,872)             (40,085)             (22,828)
-----------------------------------------------------------------------------------------------------------
Deferred:
       Federal                                            9,284                9,899                9,612
       Foreign                                              (11)              (4,670)               6,842
       State                                                599                1,866                  374
-----------------------------------------------------------------------------------------------------------
                                                          9,872                7,095               16,828
-----------------------------------------------------------------------------------------------------------
Total income tax benefit                               $(24,000)           $ (33,000)            $ (6,000)
===========================================================================================================


The following table reconciles the income tax provision (benefit) per the Statements of Operations to the federal statutory provision:

                                                         2002                 2001                 2000
-----------------------------------------------------------------------------------------------------------
                                                                        (in thousands)
Loss from continuing operations before taxes:
       Domestic                                        $(60,345)           $ (77,469)            $(36,782)
       Foreign                                              171              (35,374)              20,600
-----------------------------------------------------------------------------------------------------------
                                                       $(60,174)           $(112,843)            $(16,182)
===========================================================================================================
Statutory income tax provision (benefit):
       Domestic                                        $(21,121)           $ (26,961)            $(12,874)
       Foreign                                              208              (11,521)               7,107
-----------------------------------------------------------------------------------------------------------
                                                        (20,913)             (38,482)              (5,767)
Purchased Canadian tax benefit                              ---                  ---               (1,750)
Foreign adjustments                                         ---                6,801                  ---
Non-deductible expenses, primarily goodwill                  70                6,216                6,152
State and local income taxes                             (2,353)              (2,482)              (1,126)
Other                                                      (804)              (5,053)              (3,509)
-----------------------------------------------------------------------------------------------------------
Income tax benefit                                     $(24,000)           $ (33,000)            $ (6,000)
===========================================================================================================

The tax effect of net operating loss (NOL), tax credit carryforwards and temporary differences between reported and taxable earnings that rise to net deferred tax assets (liabilities) were as follows:

                                                                               2002                 2001
-----------------------------------------------------------------------------------------------------------
                                                                                      (in thousands)
Current deferred tax liability
Accrued liabilities                                                        $  (11,898)           $  (5,568)
Inventory valuation                                                               180                  267
-----------------------------------------------------------------------------------------------------------
Net current deferred tax liability                                            (11,718)              (5,301)
-----------------------------------------------------------------------------------------------------------

Non-current deferred tax liability
   Depreciation                                       (202,912)        (196,190)
   Investments in partnership                          (20,278)         (23,684)
   U.S. international tax allowance                    (14,688)          (9,682)
   U.K. intercompany interest                              ---           (3,815)
   Unfunded employee benefits                            7,269            7,725
   Discontinued business costs                          12,707            4,540
   Valuation allowance                                 (21,276)         (21,276)
   NOL, capital loss and tax credit carryforwards      151,629          127,563
   Accumulated other comprehensive income               14,008           10,046
   Other                                                   793           (7,872)
--------------------------------------------------------------------------------
Net noncurrent deferred tax liability                  (72,748)        (112,645)
--------------------------------------------------------------------------------

Net deferred tax liability                            $(84,466)       $(117,946)
================================================================================

     During 1996, after receiving a favorable ruling from Revenue Canada, Terra refreshed its tax basis in plant and equipment at its Canadian subsidiary by entering into a transaction with a Canadian subsidiary of Anglo American plc, resulting in a deferred tax asset for Terra. The refreshed amount of this tax basis was challenged by Revenue Canada in 2000. Terra's tax basis in certain other plants was also refreshed in 2001 due to ownership changes. Tax benefits of approximately $80 million related to these basis increases have not been recognized, pending ultimate resolution of these matters.

     The deferred tax asset related to NOLs includes $21.3 million which Terra's management believes more likely than not will not be realized. Therefore, a valuation allowance of $21.3 million has been provided by Terra. Terra will continue to assess the recoverability for these NOLs, which expire in 2011 and 2012.

     Components of income tax provision (benefit) included in net income other than from continuing operations are as follows:

                                         2002            2001           2000
--------------------------------------------------------------------------------
                                                      (in thousands)
Current:
       Federal                         $ (9,456)          $ --            $  --
--------------------------------------------------------------------------------
                                       $ (9,456)          $ --            $  --
================================================================================

21. Guarantor Subsidiaries

The Parent files a consolidated United States federal income tax return. Beginning in 1995, the Parent adopted tax sharing agreements, under which all domestic operating subsidiaries provide for and remit income taxes to the Parent based on their pretax accounting income, adjusted for permanent differences between pretax accounting income and taxable income. The tax sharing agreements allocated the benefits of operating losses and temporary differences between financial reporting and tax basis income to the Parent.

Condensed consolidating financial information regarding the Parent, TCAPI, the Guarantor Subsidiaries and subsidiaries of the Parent that are not guarantors of the Senior Secured Notes (see Note 11 - Long-term Debt) for December 31, 2002, 2001 and 2000 are presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries.

Guarantor subsidiaries include subsidiaries that own the Woodward, Oklahoma; Port Neal, Iowa and Beaumont, Texas plants as well as the corporate headquarters facility in Sioux City, Iowa. All other company facilities are owned by non-guarantor subsidiaries.

Condensed Consolidating Statement of Financial Position for the Year Ended December 31, 2002:

                                                         Guarantor      Non-Guarantor
                                  Parent       TCAPI    Subsidiaries     Subsidiaries     Eliminations    Consolidated
----------------------------------------------------------------------------------------------------------------------
                                                                 (in thousands)
Assets
  Cash and short-term
    investments                 $       1    $ 15,388    $      ---        $109,180       $   (66,090)    $   58,479
  Accounts receivable                 ---         ---        38,102          62,911               ---        101,013
  Inventories                         ---         ---        25,475          63,123               ---         88,598
  Other current assets              6,391         ---         6,950          18,213              (353)        31,201
  Total current assets              6,392      15,388        70,527         253,427           (66,443)       279,291
----------------------------------------------------------------------------------------------------------------------
  Property, plant and
    equipment, net                    ---         ---       396,722         397,753            (4,000)       790,475
  Investments in and advanced
    to (from) affiliates          621,231     397,043     1,438,412         (76,472)       (2,380,214)           ---
  Other assets and deferred
    plant turnaround costs           (479)     13,886        11,560          33,377               ---         58,344
----------------------------------------------------------------------------------------------------------------------
  Total assets                  $ 627,144    $426,317    $1,917,221        $608,085       $(2,450,657)    $1,128,110
======================================================================================================================
Liabilities
  Debt due within one year      $     ---  $      ---    $       88        $     55       $       ---     $      143
  Accounts payable                    201       1,525       107,647          51,985           (66,442)        94,916
  Accrued and other liabilities    25,695       5,676        34,802          32,157               ---         98,330
--------------------------------------------------------------------------------------------------------------------
  Total current liabilities        25,896       7,201       142,537          84,197           (66,442)       193,389
--------------------------------------------------------------------------------------------------------------------
  Long-term debt                  200,000     200,000           225             133               ---        400,358
  Deferred income taxes            70,154      19,422           ---         (16,828)              ---         72,748
  Pension and other liabilities    73,230      12,202         2,668          16,818                 1        104,919
  Minority interest                   ---      19,332        79,500           ---                 ---         98,832
----------------------------------------------------------------------------------------------------------------------
  Total liabilities               369,280     258,157       224,930          84,320           (66,441)       870,246
----------------------------------------------------------------------------------------------------------------------

Stockholders' Equity
  Common stock                    128,654         ---            73          49,709           (49,782)       128,654
  Paid in capital                 555,167     150,218     1,817,591         724,088        (2,691,897)       555,167
  Accumulated other
    comprehensive
    income (loss)                 (63,668)    (36,285)          ---         (18,238)           54,523        (63,668)
  Retained earnings (deficit)    (362,289)     54,227      (125,373)       (231,794)          302,940       (362,289)
----------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity      257,864     168,160     1,692,291         523,765        (2,384,216)       257,864
----------------------------------------------------------------------------------------------------------------------
  Total liabilities and
    stockholders' equity        $ 627,144    $426,317    $1,917,221        $608,085       $(2,450,657)    $1,128,110
======================================================================================================================


Condensed Consolidating Statement of Operations for the Year Ended December 31, 2002:

                                                            Guarantor     Non-Guarantor
                                     Parent       TCAPI    Subsidiaries    Subsidiaries   Eliminations    Consolidated
----------------------------------------------------------------------------------------------------------------------
                                                          (in thousands)

Revenues
  Net sales                       $      --    $     --     $ 391,516          $643,745       $  7,168      $1,042,429
  Other income, net                      --          --         4,640             4,082         (7,168)          1,554
----------------------------------------------------------------------------------------------------------------------
                                         --          --       396,156           647,827             --       1,043,983
----------------------------------------------------------------------------------------------------------------------
Cost and Expenses
  Cost of sales                          --          --       390,281           622,414         (2,725)      1,009,970
  Selling, general and
   administrative expenses            3,634      (1,062)       25,627            10,159          1,062          39,420
----------------------------------------------------------------------------------------------------------------------
                                      3,634      (1,062)      415,908           632,573         (1,663)      1,049,390
----------------------------------------------------------------------------------------------------------------------
  Loss from operations               (3,634)      1,062       (19,752)           15,254          1,663          (5,407)
  Interest income                        47       4,682         5,238               140         (9,564)            543
  Interest expense                  (22,134)    (31,608)          (48)           (9,542)         9,532         (53,800)
  Minority interest                      --        (295)       (1,215)               --             --          (1,510)
  Equity in the earnings
   (loss) of subsidiaries          (240,629)   (214,470)        9,898               983        444,218              --
----------------------------------------------------------------------------------------------------------------------
  Loss from continuing
   operations before income
   taxes                           (266,350)   (240,629)       (5,879)            6,835        445,849         (60,174)
  Income tax benefit (provision)     24,208          --            --              (208)            --          24,000
----------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing
  operations and cumulative effect
  of change in accounting
  principle                        (242,142)   (240,629)       (5,879)            6,627        445,849         (36,174)
Discontinued operations, net
  of income taxes                   (16,183)         --            --                --             --         (16,183)
Cumulative effect of change in
  accounting principle                   --          --      (189,971)          (15,997)            --        (205,968)
----------------------------------------------------------------------------------------------------------------------
Net Loss                          $(258,325) $ (240,629)    $(195,850)         $ (9,370)      $445,849      $ (258,325)
======================================================================================================================

     Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2002:

                                                                      Guarantor   Non-Guarantor
                                            Parent       TCAPI      Subsidiaries  Subsidiaries   Eliminations  Consolidated
---------------------------------------------------------------------------------------------------------------------------
                                                                        (in thousands)
Operating Activities
  Net loss                                $(258,325)   $(240,629)   $(195,850)    $  (9,370)     $ 445,849      $(258,325)
  Cumulative effect of change
    in accounting principle                     --           --       189,971        15,997            --         205,968
  Adjustments to reconcile net
    loss to net cash flows from
    operating activities:
  Depreciation and amortization                 --         2,790       51,143        51,923            --         105,856
  Deferred income taxes                     (37,308)        (380)       3,370        (8,555)        13,627        (29,246)
  Minority interest in earnings                 --           295        1,215           --             --           1,510
  Equity in earnings (loss)
    of subsidiaries                         240,629      214,470       (9,898)         (983)      (444,218)           --
  Change in operating assets
    and liabilities                          24,275      (35,532)      94,027        65,320        (40,939)       107,151
  Discontinued operations                    16,183          --           --            --             --          16,183
  Other                                      (2,578)         --           --            --            (283)        (2,861)
---------------------------------------------------------------------------------------------------------------------------
  Net Cash Flows from
  Operating Activities                      (17,124)     (58,986)     133,978       114,332        (25,964)       146,236
---------------------------------------------------------------------------------------------------------------------------
Investing Activities
  Purchase of property,
    plant and equipment                         --           --        (3,004)      (22,182)           --         (25,186)
  Plant turnaround costs                        --           --        (8,191)      (16,069)           --         (24,260)
  Other                                         --           --         8,099         5,806        (21,108)        (7,203)
---------------------------------------------------------------------------------------------------------------------------
  Net Cash Flows from
    Investing Activities                        --           --        (3,096)      (32,445)       (21,108)       (56,649)
---------------------------------------------------------------------------------------------------------------------------
Financing Activities
  Principal payments on
    long-term debt                              --       (36,277)         (11)          187            --         (36,101)
  Change in investments and
    advances from (to) affiliates             4,914      119,442     (137,668)       38,385        (25,073)           --
  Stock issuance - net                          608          --           --            --             --             608
  Distributions to minority
    interests                                   --          (440)      (1,406)          --             --          (1,846)
  Deferred financing costs                      --        (1,173)         --            --             --          (1,173)
  Other                                      11,603       (7,178)      (8,730)      (36,024)        40,329            --
---------------------------------------------------------------------------------------------------------------------------
Net Cash Flows from
  Financing Activities                       17,125       74,374     (147,815)        2,548         15,256        (37,339)
---------------------------------------------------------------------------------------------------------------------------
Effect of Foreign Exchange
  Rate on Cash                                  --           --           --            --             279            279
---------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash
  and Short-term Investments                      1       15,388      (16,933)       84,435        (31,537)        51,354
---------------------------------------------------------------------------------------------------------------------------
Cash and Short-term investments
  at Beginning of Year                          --           --        16,933        24,745        (34,553)         7,125
---------------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments
  At End of Year                          $       1    $  15,388    $     --      $ 109,180      $ (66,090)     $  58,479
===========================================================================================================================


Condensed Consolidating Statement of Financial Position for the Year Ended
December 31, 2001:

                                                              Guarantor        Non-Guarantor
(in thousands)                      Parent       TCAPI       Subsidiaries       Subsidiaries       Eliminations       Consolidated
-----------------------------------------------------------------------------------------------------------------------------------

Assets
   Cash and short-term
     investments                  $     ---     $   ---   $      16,933        $   24,745          $   (34,553)        $     7,125
   Accounts receivable                  ---          82          28,991            72,290                  ---             101,363
   Inventories                          ---         ---          27,257            82,770                  ---             110,027
   Other current assets               5,723         ---          11,140            19,183                 (904)             35,142
-----------------------------------------------------------------------------------------------------------------------------------
   Total current assets               5,723         82           84,321           198,988              (35,457)            253,657
-----------------------------------------------------------------------------------------------------------------------------------
   Property, plant and
     equipment, net                     ---         ---         438,322           388,059               (1,399)            824,982
   Excess of cost over net assets
     of acquired businesses             ---         ---         189,971            16,238                  ---             206,209
   Investments in and advanced
     to (from) affiliates           851,972     699,656       1,334,201           113,382           (2,999,211)                ---
   Other assets and deferred
     plant turnaround costs             774      10,901           9,315            26,283                3,922              51,195
-----------------------------------------------------------------------------------------------------------------------------------
   Total assets                   $ 858,469   $ 710,639   $   2,056,130        $  742,950          $(3,032,145)        $ 1,336,043
===================================================================================================================================
Liabilities

   Debt due within one year       $     ---   $     ---   $        68          $      ---          $       ---         $        68
   Accounts payable                      78         412        32,075              42,512                  ---              75,077
   Accrued and other liabilities        875      42,403        15,113              11,416              (27,673)             42,134
-----------------------------------------------------------------------------------------------------------------------------------
   Total current liabilities            953      42,815        47,256              53,928              (27,673)            117,279
-----------------------------------------------------------------------------------------------------------------------------------
   Long-term debt                   200,000     236,277           257                 ---                  ---             436,534
   Deferred income taxes            116,918      19,802        (3,370)             (8,272)             (12,433)            112,645
   Pension and other liabilities     39,819      14,819           760              11,707                2,534              69,639
   Minority interest                    ---      19,436        79,731                 ---                  ---              99,167
-----------------------------------------------------------------------------------------------------------------------------------
   Total liabilities                357,690     333,149       124,634              57,363              (37,572)            835,264
-----------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
   Common stock                     128,363         ---            73              49,709              (49,782)            128,363
   Paid in capital                  554,850     150,218     1,856,742             918,888           (2,925,848)            554,850
   Accumulated other
     comprehensive
     income (loss)                  (78,470)    (67,584)        2,398             (68,826)             134,012             (78,470)
   Retained earnings (deficit)     (103,964)    294,856        72,283            (214,184)            (152,955)           (103,964)
-----------------------------------------------------------------------------------------------------------------------------------
   Total stockholders' equity       500,779     377,490     1,931,496             685,587           (2,994,573)            500,779
-----------------------------------------------------------------------------------------------------------------------------------
   Total liabilities and
     stockholders' equity         $ 858,469   $ 710,639   $ 2,056,130          $  742,950          $(3,032,145)        $ 1,336,043
===================================================================================================================================

     Condensed Consolidating Statement of Operations for the Year Ended December 31, 2001:


                                                              Guarantor   Non-Guarantor
                                    Parent       TCAPI      Subsidiaries  Subsidiaries   Eliminations   Consolidated
                                   --------    --------     ------------  -------------  ------------   ------------
                                                                      (in thousands)
Revenues
   Net sales                       $   ---     $   ---       $411,346      $621,163       $    101      $1,032,610
   Other income, net                     (2)       ---         1,932          2,071            699           4,700
                                   --------    --------      --------      --------       --------      ----------
                                         (2)       ---        413,278       623,234            800       1,037,310
                                   --------    --------      --------      --------       --------      ----------
Cost and Expenses
   Cost of sales                       ---         ---        438,444       605,122          3,653       1,047,219
   Selling, general and
     administrative expenses          2,533       3,960        25,977         9,313         (3,897)         37,886
   Product claim costs                 ---         ---           ---         14,023                         14,023
                                   --------    --------      --------      --------       --------      ----------
                                      2,533       3,960       464,421       628,458           (244)      1,099,128
                                   --------    --------      --------      --------       --------      ----------
   Loss from operations              (2,535)     (3,960)      (51,143)       (5,224)         1,044         (61,818)
   Interest income                      465       3,685           ---           600         (1,386)          3,364
   Interest expense                 (36,558)    (10,352)        7,081       (14,997)         1,232         (53,594)
   Minority interest                   ---          440         1,807          ---            ---            2,247
   Loss on early retirement
     of debt                           ---       (3,042)          ---          ---            ---          (3,042)
   Equity in the earnings
     (loss) of subsidiaries         (64,503)    (56,264)        6,088        (8,154)       122,833             ---
                                   --------    --------      --------      --------       --------      ----------
   Loss from continuing
     operations before income
     taxes                         (103,131)    (69,493)      (36,167)      (27,775)       123,723        (112,843)
   Income tax benefit               (23,288)     (4,990)          ---        (4,721)            (1)        (33,000)
                                   --------    --------      --------      --------       --------      ----------
Net Loss                           $(79,843)   $(64,503)     $(36,167)     $(23,054)      $123,724      $  (79,843)
                                   ========    ========      ========      ========       ========      ==========

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31,
2001:

                                                            Guarantor   Non-Guarantor
                                    Parent       TCAPI     Subsidiaries  Subsidiaries   Eliminations    Consolidated
---------------------------------------------------------------------------------------------------------------------
                                                          (in thousands)
Operating Activities
 Net loss                        $ (79,843)  $ (64,503)      $(36,167)      $ (23,054)     $ 123,724        $ (79,843)
   Adjustments to reconcile net
     loss to net cash flows from
     operating activities:
   Loss on early
     retirement of debt                 --       3,042             --              --             --            3,042
   Depreciation and amortization        --       3,271         66,336          61,165             --          130,772
   Deferred income taxes           (33,803)      2,620         (3,370)        (12,227)        14,247          (32,533)
   Minority interest in earnings        --        (440)        (1,807)             --             --           (2,247)
   Equity in earnings (loss)
     of subsidiaries                64,503      56,264         (6,088)          8,154       (122,833)              --
   Change in operating assets
     and liabilities                (6,101)     36,247          4,376         (14,945)       (54,260)         (34,683)
   Other                                --         --              --              --           (354)            (354)
---------------------------------------------------------------------------------------------------------------------
   Net Cash Flows from
     Operating Activities          (55,244)     36,501         23,280          19,093        (39,476)         (15,846)
---------------------------------------------------------------------------------------------------------------------
Investing Activities
 Purchase of property,
   plant and equipment                  --          --         (4,443)        (10,395)            --          (14,838)
 Plant turnaround costs                 --          --         (7,427)        (22,981)            --          (30,408)
   Other                                --          --          7,061          13,390         (1,813)          18,638
---------------------------------------------------------------------------------------------------------------------
   Net Cash Flows from
     Investing Activities               --          --         (4,809)        (19,986)        (1,813)         (26,608)
---------------------------------------------------------------------------------------------------------------------
Financing Activities
 Issuance of long-term debt             --     200,000             --              --             --          200,000
 Principal payments on
   long-term debt                 (158,755)     36,278         (8,650)       (105,625)            --         (236,752)
 Change in investments and
   advances from (to) affiliates   197,032    (339,731)           495         114,397         27,807               --
 Stock issuance - net                  180          --             --              --             --              180
 Distributions to minority
   interests                            --        (337)        (1,691)             --             --           (2,028)
 Repurchase of TNCLP common
   units                                --      (1,671)            --              --             --           (1,671)
 Deferred financing costs and
   bond discounts                       --     (11,442)            --              --             --          (11,442)
 Other                              16,787       3,443         (3,536)          4,377        (21,071)              --
---------------------------------------------------------------------------------------------------------------------
Net Cash Flows from
 Financing Activities               55,244    (113,460)       (13,382)         13,149          6,736          (51,713)
---------------------------------------------------------------------------------------------------------------------
Effect of Foreign Exchange
 Rate on Cash                           --          --             --            (133)            --             (133)
---------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash
   and Short-term Investments           --     (76,959)         5,089          12,123        (34,553)         (94,300)
---------------------------------------------------------------------------------------------------------------------
Cash and Short-term investments
 at Beginning of Year                   --      76,959         11,844          12,622             --          101,425
---------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments
 At End of Year                  $      --  $      --        $ 16,933       $  24,745    $   (34,553)       $   7,125
=====================================================================================================================

     Condensed Consolidating Statement of Operations for the Year Ended December 31, 2000:


                                                                 Guarantor     Non-Guarantor
                                        Parent        TCAPI     Subsidiaries   Subsidiaries Eliminations  Consolidated
----------------------------------------------------------------------------------------------------------------------
                                                                      (in thousands)
Revenues
   Net sales                           $    ---      $   ---      $383,628      $669,824      $     ---     $1,053,452
   Other income, net                        ---          401         4,205         4,952            ---          9,558
----------------------------------------------------------------------------------------------------------------------
                                            ---          401       387,833       674,776            ---      1,063,010
----------------------------------------------------------------------------------------------------------------------
Cost and Expenses
   Cost of sales                            ---          ---       376,337       595,376            ---        971,713
   Selling, general and
     administrative expenses              1,471        1,089        31,709        14,221            ---         48,490
----------------------------------------------------------------------------------------------------------------------
                                          1,471        1,089       408,046       609,597            ---      1,020,203
----------------------------------------------------------------------------------------------------------------------
   Income (loss) from operations         (1,471)        (688)      (20,213)       65,179            ---         42,807
   Insurance settlement costs               ---          ---        (5,968)          ---            ---         (5,968)
   Interest income                            6        3,994        13,814           353        (14,298)         3,869
   Interest expense                     (42,006)        (792)         (747)      (22,894)        14,928        (51,511)
   Minority interest                        ---         (995)       (4,384)          ---            ---         (5,379)
   Equity in the earnings
     (loss) of subsidiaries              20,232       17,300        42,199        19,402        (99,133)           ---
----------------------------------------------------------------------------------------------------------------------
   Income (loss) from continuing
     operations before income
     taxes                              (23,239)      18,819        24,701        62,040        (98,503)       (16,182)
   Income tax provision (benefit)       (13,057)       7,500           ---         7,057         (7,500)        (6,000)
----------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                      $(10,182)     $11,319      $ 24,701      $ 54,983      $ (91,003)    $  (10,182)
======================================================================================================================

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2000:

                                                                Guarantor     Non-Guarantor
                                       Parent       TCAPI     Subsidiaries    Subsidiaries     Eliminations    Consolidated
---------------------------------------------------------------------------------------------------------------------------
                                                                     (in thousands)
Operating Activities
   Net income (loss)                 $ (10,182)   $  11,319    $  24,701      $  54,983          $ (91,003)       $ (10,182)
   Adjustments to reconcile net
     loss to net cash flows from
     operating activities:
   Depreciation and amortization            --          925       63,733         60,972                 --          125,630
   Deferred income taxes                76,326      (57,328)          92          3,092            (20,301)           1,881
   Minority interest in earnings            --          996        4,383             --                 --            5,379
   Equity in earnings (loss)
     of subsidiaries                   (20,232)     (17,300)     (42,199)       (19,402)            99,133               --
   Other non-cash items                    286           --           --             --               (286)              --
   Change in operating assets
     and liabilities                    (4,422)     (31,337)      29,811         33,410             (4,637)          22,825
   Other                                    --           --           --             --             (1,975)          (1,975)
---------------------------------------------------------------------------------------------------------------------------
   Net Cash Flows from
     Operating Activities               41,776      (92,725)      80,521        133,055            (19,069)         143,558
---------------------------------------------------------------------------------------------------------------------------
Investing Activities
   Purchase of property,
     plant and equipment                    --           --       (1,676)       (10,543)                --          (12,219)
   Plant turnaround costs                   --           --       (7,774)       (13,980)                --          (21,754)
   Other                                    --           --        3,911         29,087            (26,935)           6,063
---------------------------------------------------------------------------------------------------------------------------
Net Cash Flows from
   Investing Activities                     --           --       (5,539)         4,564            (26,935)         (27,910)
---------------------------------------------------------------------------------------------------------------------------
Financing Activities
   Net short-term borrowings
     (repayments)                           --       (6,000)          --             --                 --           (6,000)
   Principal payments on
     long-term debt                         --           --       (2,493)        (4,614)                --           (7,107)
   Change in investments and
     advances from (to) affiliates     (44,024)     181,367      (99,343)       (99,934)            61,934               --
   Stock issuance - net                  2,240           --           --             --             (2,233)               7
   Distributions to minority
     interests                              --         (207)        (912)            --                 --           (1,119)
   Repurchase of TNCLP common
     units                                  --       (2,414)          --             --                 --           (2,414)
   Deferred financing costs                 --       (6,697)          --             --                 --           (6,697)
   Other                                    --        4,135       11,157           (912)           (14,380)              --
---------------------------------------------------------------------------------------------------------------------------
Net Cash Flows from
   Financing Activities                (41,784)     170,184      (91,591)      (105,460)            45,321        $ (23,330)
Effect of Foreign Exchange
   Rate on Cash                             --         (683)          --           (683)               683             (683)
---------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash
   and Short-term Investments               (8)      76,776      (16,609)        31,476               --             91,635
---------------------------------------------------------------------------------------------------------------------------
Cash and Short-term investments
   at Beginning of Year                      8          183       28,453        (18,854)              --              9,790
---------------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments
   At End of Year                    $      --    $  76,959    $  11,844      $  12,622          $    --          $ 101,425
===========================================================================================================================

25. Subsequent Event - Adoption of SFAS No. 145

     On adoption of SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections," Terra has reclassified an extraordinary loss on early retirement of debt in 2001 to continuing operations. Notes 1, 3, 19 and 21 have been updated to reflect this reclassification.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Terra Industries Inc:

     We have audited the accompanying consolidated statements of financial position of Terra Industries Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of Terra's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Terra Industries Inc. and subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 2 to the consolidated financial statements, in 2002 the company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.

     As discussed in Note 25 to the consolidated financial statements, the Company applied the provisions of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" and reclassified an extraordinary loss on early retirement of debt in 2001 to continuing operations.

DELOITTE & TOUCHE LLP
Omaha, Nebraska

January 30, 2003, except for Note 24,
as to which the date is February 28, 2003 and Note 25, as to which the date is May 12, 2003

Financial Summary
--------------------------------------------------------------------------------


                                          2002            2001            2000           1999           1998
----------------------------------------------------------------------------------------------------------------
                                                 (in thousands, except per-share and employee data)
Financial Position
  Working capital                     $   88,480     $   136,378     $   199,008     $  152,959     $  262,283
  Total assets                         1,128,110       1,336,043       1,512,552      1,601,445      2,037,768
  Long-term debt                         400,358         436,534         473,354        480,461        497,030
  Stockholders' equity                   257,864         500,779         610,797        657,002        747,852
Results of Operations
  Revenues                            $1,043,983     $ 1,037,310     $ 1,063,010     $  833,443     $  909,968
  Costs and expenses                  (1,049,390)     (1,099,128)     (1,020,203)      (896,485)      (899,754)
  Infrequent item                             --              --          (5,968)            --             --
  Interest income                            543           3,364           3,869          8,361            326
  Interest expense                       (53,800)        (53,594)        (51,511)       (53,076)       (51,122)
  Minority interest                       (1,510)          2,247          (5,379)        (8,341)       (27,510)
  Loss on early retirement of debt            --          (3,042)             --        (15,188)            --
  Income tax benefit (provision)          24,000          33,000           6,000         51,923         24,761
---------------------------------------------------------------------------------------------------------------
  Income (loss) from
    continuing operations                (36,174)        (79,843)        (10,182)       (79,363)       (43,331)
  Income (loss) from
    discontinued operations              (16,183)             --              --        (10,524)        17,082
  Cumulative effect of change in
    accounting principle                (205,968)             --              --             --             --
---------------------------------------------------------------------------------------------------------------
Net Income (Loss)                     $ (258,325)    $   (79,843)    $   (10,182)    $  (89,887)    $  (26,249)
===============================================================================================================
Basic Earnings (Loss) Per Share:
  Continuing operations               $    (0.48)    $     (1.06)    $     (0.14)    $    (1.06)    $    (0.58)
  Discontinued operations                  (0.22)             --              --          (0.14)          0.23
  Cumulative effect of change in
    accounting principle                   (2.73)             --              --             --             --
---------------------------------------------------------------------------------------------------------------
Net Income (Loss)                     $    (3.43)    $     (1.06)    $     (0.14)    $    (1.20)    $    (0.35)
===============================================================================================================
Diluted Earnings (Loss) Per Share:
  Continuing operations               $    (0.48)    $     (1.06)    $     (0.14)    $    (1.06)    $    (0.58)
  Discontinued operations                  (0.22)             --              --          (0.14)          0.23
  Cumulative effect of change in
    accounting principle                   (2.73)             --              --             --             --
---------------------------------------------------------------------------------------------------------------
Net Income (Loss)                     $    (3.43)    $     (1.06)    $     (0.14)    $    (1.20)    $    (0.35)
Dividends Per Share                   $       --     $        --     $        --     $     0.07     $     0.20
===============================================================================================================
Capital Expenditures                  $   25,186     $    14,838     $    12,219     $   51,899     $   55,327
===============================================================================================================

Full-time employees
  at end of period (unaudited)             1,207           1,248          1,279           1,351          4,185
===============================================================================================================